Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Monster Worldwide, Inc.

401(k) Savings Plan

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-131899, 333-151430, 333-160196 and 333-175606) of Monster Worldwide, Inc. of our report dated June 25, 2012 relating to the financial statements and supplemental schedule of Monster Worldwide, Inc. 401(k) Savings Plan, which appear in this Form 11-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

New York, New York

June 25, 2012